UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 5, 2006

Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 5, 2006, Taylor Capital Group, Inc. (the “Company”) entered into a Separation and Settlement Agreement (the “Separation Agreement”) with Daniel C. Stevens in connection with his resignation as Chief Financial Officer of the Company and Cole Taylor Bank, described in Item 5.02 below. The Separation Agreement is attached hereto as Exhibit 99.1 and the provisions contained therein are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the Mr. Stevens resignation, the Employment Letter from the Company to Mr. Stevens dated December 1, 2004 has been terminated.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 5, 2006, Daniel C. Stevens submitted his resignation as the Company’s Chief Financial Officer effective immediately. A press release announcing his resignation is attached hereto as Exhibit 99.2 and incorporated herein by reference. In connection with his resignation, Mr. Stevens entered into a Separation Agreement, a copy of which is attached hereto as Exhibit 99.1 and the provisions of which are incorporated herein by reference.

Also on October 5, 2006, the Board of Directors announced the appointment of Robin VanCastle as the Company’s Chief Accounting Officer. Ms. VanCastle, 52, has served the Company in a number of roles during the last 16 years, most recently serving as the Company’s Group Senior Vice President Financial Management.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Separation and Settlement Agreement and General Release by and between Daniel C. Stevens, Taylor Capital Group, Inc., and Cole Taylor Bank, dated October 5, 2006.

99.2	Press release dated October 5, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2006

TAYLOR CAPITAL GROUP, INC.

/s/ JEFFREY W. TAYLOR
By:	Jeffrey W. Taylor
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Separation and Settlement Agreement and General Release by and between Daniel C. Stevens, Taylor Capital Group, Inc., and Cole Taylor Bank, dated October 5, 2006.

99.2	Press release dated October 5, 2006.